Exhibit 99.1

CONTACT:

John N. Nelli,

Chief Financial Officer

(919) 653-1265

jnelli@tangram.com

Tangram Announces Third Quarter 2003 Results

Cary, NC—October 29, 2003—Tangram Enterprise Solutions, Inc. (OTCBB: TESI), the global leader for automated IT asset management, today announced operating results for the third quarter, ending September 30, 2003.

“Our net cash position for the quarter and for the last nine months has shown strong and steady improvement, but more importantly, we have some nice profitability figures for the third quarter,” said Norm Phelps, President and CEO of Tangram. “We are very pleased that the cost containment initiatives we put in place last year are showing significant results this year, particularly in reduced operating expenses and improved profitability.”

For the quarter ended September 30, 2003, the company reported total revenues of $2.73 million, compared with $3.03 million in the comparable period in 2002, which is down ten (10) percent from 2002 however an improvement of five (5) percent over the second quarter of 2003. The quarter ended with cash and cash equivalents at $1.41 million on September 30, 2003, a three hundred thirty-seven (337) percent increase from the beginning of the year. Total operating expenses declined over twenty-eight (28) percent to $1.50 million from $2.09 million in the same quarter of 2002. Net income for the third quarter of 2003 was $134,000, up from net income of $19,000, for the third quarter of 2002.

“For the last several quarters we have focused our energies on improving our business in spite of the downturn in technology spending. While the technology market is still soft we are pleased with the increases in our service revenues over the previous three quarters and particularly pleased with the enthusiasm in the market for our unified Insight solution,” said Ron Nabors, Tangram’s Senior Vice President and Chief Marketing Officer. “We continue to invest in new products that will bring high value to our customers and further differentiate Tangram from our competitors.”

Tangram Announces Third Quarter 2003 Results

For the nine months ended September 30, 2003, the company reported total revenues of $7.61 million, compared with $8.75 million in the comparable period in 2002. Net income for the nine-month period ending on September 30, 2003 was $32,000 versus a Net loss of $1.53 million for the same nine-month period in 2002. Operating expenses for the nine months period ending September 30, 2003 were $4.69 million, down from $7.30 million in the nine-month period ended September 30, 2002. Net cash provided by operating activities improved to $2.51 million for the nine months ended September 30, 2003, compared to $764,000 in the nine-month period ended September 30, 2002.

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 (statements that are not historical facts and relate to future performance) that involve risks and uncertainties. These forward-looking statements are not guarantees of the future performance of Tangram and actual results may vary materially from the results and expectations discussed in this press release or in any other forward-looking statements made by or on behalf of the company. Such forward-looking statements, including statements about the timing or occurrence of the rebound in spending in the IT asset management market space, expense control, product revenue opportunities, and growth and profitability expectations, are based upon information available to management as of today’s date. There can be no assurance that Tangram will be able to succeed or capitalize upon the opportunities in the asset management market. Tangram’s quarterly and annual revenues and operating results are subject to a number of factors that make estimating its future operating results extremely uncertain and difficult to predict, particularly in the current downturn in technology spending. These factors include: uncertain economic and stock market conditions that could affect the company’s business; unanticipated discovery of bugs or other technical problems that could impact market acceptance of Enterprise Insight® or Asset Insight®; competitive forces in the asset management markets in which Tangram participates; Tangram’s reliance on key personnel to guide its efforts; and other risks identified and described in more detail in Tangram’s SEC filings, including its Form 10-K for the year ended December 31, 2002 and subsequent

Tangram Announces Third Quarter 2003 Results

filings with the SEC. While Tangram may elect to update forward-looking statements at some point in the future, the company specifically disclaims any obligation to do so, even if estimates change.

About Tangram

Tangram Enterprise Solutions, Inc., is the leading provider of cohesive, automated IT asset management software and services for large and midsize organizations across all industries, in both domestic and international markets. Tangram’s core business strategy and operating philosophy center on delivering world-class customer care, creating a more personal and productive IT asset management experience through a phased solution implementation, providing tailored solutions that support evolving customer needs, and maintaining a leading-edge technical position. Today, Tangram’s solutions manage more than two million workstations, servers, and other related assets. Tangram is a majority owned subsidiary of Safeguard Scientifics, Inc. (www.safeguard.com) (NYSE: SFE), an operating company creating long-term value by taking controlling interest in and developing its companies through superior operations and management. Safeguard operates businesses that provide business decision and life science software-based product and service solutions. To learn more about Tangram, visit www.tangram.com or call 1-800-4TANGRAM.

Wagner Public Relations

(919) 859-3666

Brian Strombotne [BStrombotne@WagnerPR.com]

John D. Wagner [JDWagner@WagnerPR.com]

Tangram Announces Third Quarter 2003 Results

Statements of Operations

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended September 30		Nine Months Ended September 30
	2003	2002	2003	2002
Revenues
Licenses and product	$892	$1,408	$2,327	$3,534
Services	1,840	1,626	5,281	5,219

Total revenues	2,732	3,034	7,608	8,753
Cost of revenues
Cost of licenses and product	(3)	10	26	41
Cost of services	369	369	951	1,192
Amortization of software cost	700	513	1,814	1,609

Total cost of revenues	1,066	892	2,791	2,842

Gross profit	1,666	2,142	4,817	5,911
Operating expenses
Sales and marketing	818	1,195	2,562	3,971
General and administrative	357	522	1,213	1,536
Research and development	308	277	802	1,217
Depreciation and amortization	16	82	110	252
Restructuring charge	—	16	—	325

Total operating expenses	1,499	2,092	4,687	7,301

Income <loss> from operations	167	50	130	(1,390)
Other expense, net	(33)	(31)	(98)	(138)

Income <loss> before income taxes	134	19	32	(1,528)
Provision for income taxes	—	—	—	—

Net income <loss>	$134	$19	$32	$(1,528)

Per share calculation
Net income <loss>	$134	$19	$32	$(1,528)
Less-preferred stock dividend	(72)	(66)	(212)	(197)

Net loss available to common shareholder	$62	$(47)	$(180)	$(1,725)

Loss per common share
Basic and diluted	$0.00	$(0.00)	$(0.01)	$(0.09)

Weighted average number of common shares outstanding
Basic and diluted**	19,802	19,802	19,802	19,717

**Weighted average number of common shares outstanding on a diluted basis for the three and nine-month periods ended September 30, 2003 and 2002 does not include common stock equivalents because the effect of inclusion of the exercise of stock options would be to reduce the loss per common share.

Tangram Announces Third Quarter 2003 Results

Condensed Statements of Cash Flows

(in thousands)

	Nine Months Ended September 30
	2003	2002
	(unaudited)	(unaudited)
Operating Activities
Net income <loss>	$32	$(1,528)
Adjustments to reconcile net loss to net cash provided by operating activities:	1,997	1,913
Cash provided by changes in working capital items:	479	379

Net cash provided by operating activities	2,508	764
Net cash used in investing activities	(866)	(1,317)
Net cash (used in) provided by financing activities	(650)	501

Net increase (decrease) in cash and cash equivalents	$992	$(52)

Condensed Balance Sheets

(in thousands)

	September 30, 2003	December 31, 2002
	(unaudited)	(audited)
Assets:
Current assets:
Cash and cash equivalents	$1,410	$418
Accounts receivable, net	1,232	2,671
Other	290	296

Total current assets	2,932	3,385
Property and equipment, net	106	100
Intangible assets and other, net	5,386	6,449

Total assets	$8,424	$9,934

Liability and Shareholders’ Equity:
Current portion of long-term debt-shareholder	$1,823	$467
Accounts payable and accrued expenses	802	1,060
Deferred revenue	2,622	3,281

Total current liabilities	5,247	4,808
Long-term debt-shareholders	0	1,954
Other long-term liabilities	727	542
Total shareholders’ equity	2,450	2,630

Total liabilities and stockholders’ equity	$8,424	$9,934

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